EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-89355
(To Prospectus dated March 12, 2002)


                          [BIOTECH HOLDRS LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (SM) Trust


    This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

    The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                                 Primary
                                                                   Share         Trading
                  Name of Company                      Ticker     Amounts        Market
    ------------------------------------------------  --------   ---------      ---------
    Affymetrix, Inc.                                    AFFX         4           NASDAQ
    Alkermes, Inc.                                      ALKS         4           NASDAQ
    Amgen Inc.                                          AMGN       64.48         NASDAQ
    Applera Corporation--Applied Biosystems Group*       ABI        18           NYSE
    Applera Corporation--Celera Genomics Group*          CRA         4           NYSE
    Biogen, Inc.                                        BGEN        13           NASDAQ
    Chiron Corporation                                  CHIR        16           NASDAQ
    Enzon, Inc.                                         ENZN         3           NASDAQ
    Genentech, Inc.                                     DNA         44           NYSE
    Genzyme Corporation                                 GENZ        14           NASDAQ
    Gilead Sciences, Inc.                               GILD        16           NASDAQ
    Human Genome Sciences, Inc.                         HGSI         8           NASDAQ
    ICOS Corporation                                    ICOS         4           NASDAQ
    IDEC Pharmaceuticals Corporation                    IDPH        12           NASDAQ
    MedImmune, Inc.                                     MEDI        15           NASDAQ
    Millennium Pharmaceuticals, Inc.                    MLNM        12           NASDAQ
    QLT Inc.                                            QLTI         5           NASDAQ
    Sepracor Inc.                                       SEPR         6           NASDAQ
    Shire Pharmaceuticals Group p.l.c.                 SHPGY      6.8271         NASDAQ

    ____________________

    * The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.


            The date of this prospectus supplement is March 31, 2003.